UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Citi Trends, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

102 Fahm Street

Savannah, Georgia  31401

(912) 236-1561

April 27, 2007

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Citi Trends, Inc. to be held at

10:00 a.m., EDT, on Wednesday, May 30, 2007, at the Hilton Garden Inn, 321 West Bay Street, Savannah, Georgia 31401. The formal notice of annual meeting appears on the next page.

In addition to the formal items of business to be brought before the meeting, I will be pleased to report on the affairs of the Company.

We look forward to greeting personally those stockholders who are able to be present at the meeting. However, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to complete, sign, date and return the enclosed proxy card promptly in the envelope provided.

Very truly yours,

R. Edward Anderson
Chairman and Chief Executive Officer

Citi Trends, Inc.

102 Fahm Street

Savannah, Georgia  31401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on May 30, 2007

TO THE STOCKHOLDERS:

                You are cordially invited to attend the annual meeting of stockholders of Citi Trends, Inc., a Delaware corporation, which will be held at the Hilton Garden Inn, 321 West Bay Street, Savannah, Georgia 31401, on Wednesday, May 30, 2007, at 10:00 a.m., EDT, for the following purposes:

                1.             To elect one director to our board of directors to serve as a Class II director whose term will expire in 2010;

                2.             To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2008; and

                3.             To transact any other business properly brought before the meeting or any adjournment or postponement of the meeting.

                You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on April 2, 2007, the record date for the annual meeting.

                Whether or not you plan to attend the meeting in person, please complete, sign, date and return the accompanying proxy card promptly, so that your shares may be represented and voted at the annual meeting. A return envelope is enclosed for your convenience. No postage need be affixed to the enclosed envelope if mailed in the United States.

By Order of the Board of Directors,

Bruce D. Smith

Senior Vice President, Chief Financial Officer and Secretary

April 27, 2007

CITI TRENDS, INC.

102 Fahm Street

Savannah, Georgia  31401

PROXY STATEMENT

Annual Meeting of Stockholders

to be held on May 30, 2007

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This proxy statement is furnished in connection with the solicitation by the board of directors of Citi Trends, Inc. of proxies to be voted at the annual meeting of stockholders on May 30, 2007. This proxy statement, the accompanying proxy card and the annual report to stockholders are being mailed to stockholders on or about April 30, 2007.

The principal executive offices of Citi Trends, Inc., a Delaware corporation, are located at 102 Fahm Street, Savannah, Georgia 31401, and our telephone number is (912) 236-1561.

The terms “Citi Trends” or the “Company” (as well as the words “we,” “us” and “our”) refer to Citi Trends, Inc. References to “you” or “your” refer to our stockholders.

In this section of the proxy statement, we answer some common questions regarding the annual meeting of stockholders and the voting of shares of common stock at the meeting.

Where and when will the annual meeting be held?

The date, time and place of the meeting are:  May 30, 2007 at 10:00 a.m., EDT, at Hilton Garden Inn, 321 West Bay Street, Savannah, Georgia 31401.

Why did you send me this proxy statement?

This proxy statement was prepared under the direction of our board of directors to solicit your proxy for voting at our annual meeting. We sent you this proxy statement and the enclosed proxy card because our board of directors is asking for your proxy to vote your shares at the annual meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote at the meeting. But you do not have to attend in order to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

What can I vote on at the meeting?

There are two matters scheduled to be voted on at the meeting:

(1)                                  The election of one Class II director to our board of directors to hold office until the annual meeting of stockholders in 2010 and until his successor is elected and qualified; and

(2)                                  Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2008.

How does the board of directors recommend that I vote?

The board of directors recommends that you vote your shares “FOR” the nominee to the board of directors, and “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2008.

Who can vote?

You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on April 2, 2007, the record date for determining the stockholders who are entitled to vote at the annual meeting. As of the close of business on April 2, 2007, there were a total of 13,866,191 shares of our common stock outstanding and entitled to vote at the annual meeting. You get one vote for each share of common stock that you own. Holders of shares of common stock do not have cumulative voting rights. The enclosed proxy card shows the number of shares you can vote.

How are votes counted?

We will hold the annual meeting if stockholders representing the required quorum of shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. One third of the shares of common stock entitled to vote at the meeting present in person or by proxy will constitute a quorum. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated on the proxy card.

Votes withheld from the director nominee, abstentions and broker non-votes will be counted as shares present for the purpose of determining a quorum but will not be counted in determining the number of shares voted “for” the director nominee or votes cast “for” or “against” the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm.

What is the required vote for approval?

The election of our nominee for director requires a plurality of the votes cast at the annual meeting; the ratification of the appointment of KPMG LLP as our independent registered public accounting firm requires a majority of the votes cast at the annual meeting on such matter.

How do I vote?

Stockholders of record may vote in person by attending the annual meeting or by completing and returning the proxy by mail. Your vote is very important, so whether you plan to attend the annual meeting or not, we encourage you to vote by proxy as soon as possible.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on the matters to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The individuals named and designated as proxies in the proxy card will vote your shares as you instruct. If you do not mark a selection, your proxy will be voted as recommended by the board of directors.

You have the following choices in completing your proxy:

•                                            You may vote on each proposal, in which case your shares will be voted in accordance with your choices.

•                                            In voting on the nominee for director, you can either vote “FOR” the nominee or withhold your vote on the nominee.

•                                            You may abstain on the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm, in which case no vote will be recorded on that matter.

•                                            You may return a signed proxy card without indicating your vote on any matter, in which case the designated proxies will vote to elect the nominee as a director and ratify the appointment of KPMG LLP as our independent registered public accounting firm.

What if other matters come up at the annual meeting?

The only matters we now know of that will be voted on at the annual meeting are the proposals we have described in this proxy statement: the election of the Class II director; and the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2007. If other matters are properly presented at the meeting, the designated proxies will vote your shares in their discretion.

Can I change my vote after I return my proxy card?

Yes, so long as you are the record holder and not a nominee holder of the shares. At any time before the vote on a proposal, you can change your vote either by giving us a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card or by attending the annual meeting and voting your shares in person. We will honor the proxy card with the latest date.

Proxy revocation notices or new proxy cards should be sent to Citi Trends, Inc. c/o American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

Can I vote in person at the annual meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person even if you have submitted a proxy card.

What do I do if my shares are held in “street name”?

If your shares are held in the name of your broker, a bank or other nominee, that party will give you instructions for voting your shares.

What do I do if I receive duplicate proxy statements and cards?

You may receive more than one proxy statement, proxy card or annual report. This duplication will occur if you have shares registered in different names or your shares are in more than one type of account maintained by American Stock Transfer and Trust Company, our transfer agent. To have all your shares voted, please sign, date and return all proxy cards.

Who will count the votes?

American Stock Transfer and Trust Company will tabulate the votes. Corporate Communications, Inc. will serve as the inspector of election.

Who will conduct this proxy solicitation and who pays for this proxy solicitation?

We regularly retain the services of Corporate Communications, Inc. to assist with our investor relations and other stockholder communications issues. Corporate Communications, Inc. will assist in the solicitation of proxies and will not receive any additional compensation for these services. Corporate Communications, Inc. may solicit proxies by telephone, facsimile, other forms of electronic transmission and by mail. We will reimburse the firm’s expenses in connection with the solicitation. In addition, proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, facsimile, electronic transmission and by mail. None of these persons will receive any extra compensation for doing this.

In addition, we will request that brokerage houses, banks and other custodians or nominees holding shares in their names for others forward proxy materials to their customers or principals who are the beneficial owners of shares and we will reimburse them for their expenses in doing so.

PROPOSAL 1:
ELECTION OF DIRECTORS

Our board of directors currently consists of five directors, R. Edward Anderson, Lawrence E. Hyatt, John S. Lupo, Patricia M. Luzier and Tracy L. Noll. Our directors are divided into three classes having staggered three-year terms, so that the term of one class expires at each annual meeting of stockholders. One nominee will be proposed for election as a Class II director at the annual meeting to hold office until the annual meeting in 2010 and until his successor is duly elected and qualified. Our other Class II director, Mr. Noll, has indicated that he has decided not to stand for re-election and his term will end at the annual meeting. Although no candidate has been identified to date, it is intended that the vacancy resulting from Mr. Noll’s decision not to stand for re-election will be filled by the remaining directors, in accordance with the Company’s bylaws, subsequent to the annual meeting.

It is intended that the persons named in the accompanying proxy will vote to elect the nominee listed below unless authority to vote is withheld. The nominee will serve until the annual meeting of stockholders at which his term expires or until an earlier resignation or retirement or until a successor is elected and qualifies to serve.

The nominee has agreed to stand for election and is available for election. However, if a vacancy in the slate of nominees is caused by death or other unexpected occurrence, it is intended that shares represented by the accompanying proxy will be voted for the election of a substitute nominee selected by the persons named in the proxy.

Nominee for Election as Director for a Term Expiring at the 2010 Annual Meeting of Stockholders

John S. Lupo currently serves as a Class II director whose term expires at the annual meeting.  Mr. Lupo has been nominated by our board of directors to stand for re-election at the annual meeting for a three-year term expiring in 2010.

Mr. Lupo is currently Chair of the Compensation Committee of our board of directors, a member of the Audit Committee of our board of directors and a member of the Nominating and Corporate Governance Committee of our board of directors. Mr. Lupo’s biographical information is set forth on the following page.

Vote Required; Recommendation

The director will be elected by a plurality of the votes cast so long as a quorum is present at the annual meeting. Unless otherwise indicated on the proxy, properly executed proxies will be voted to elect the nominee for director.

The board of directors recommends that stockholders vote “FOR” the nominee listed above for election as a Class II director.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORSRS

Our board of directors consists of five directors, (Messrs. Anderson, Hyatt, Lupo, and Noll and Ms. Luzier), all whom except Mr. Anderson have been determined by the board to be independent under NASDAQ listing standards. Mr. Gregory P. Flynn, who served as a director until May 2006, was determined by the board not to be independent. Our Second Amended and Restated Certificate of Incorporation divides our board into three classes having staggered terms, with one of such classes being elected each year for a new three-year term. Our Class II directors, John S. Lupo and Tracy L. Noll, have an initial term expiring in 2007, our Class III directors, Messrs. Anderson and Hyatt, have an initial term expiring in 2008 and our Class I director, Ms. Patricia M. Luzier, has a term expiring in 2009.

Directors

The following sets forth selected biographical information for our directors.

Class II Directors with Terms Expiring in 2007.

John S. Lupo. Mr. Lupo, age 60, has served as a director since May 2003, and is the Chairman of the Compensation Committee, as well as a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Lupo is a principal in the consulting firm Renaissance Partners, LLC, which he joined in February 2000. From November 1998 until December 1999, Mr. Lupo served as Executive Vice President of Basset Furniture. From October 1996 until October 1998, Mr. Lupo served as the Chief Operating Officer of the International Division of Wal-Mart Stores Inc., and from September 1990 until September 1996, Mr. Lupo served as Senior Vice President and General Merchandise Manager of Wal-Mart Stores Inc. Mr. Lupo currently serves as a director for Spectrum Brands (formerly known as Rayovac Corp.), and as a director of AB Electrolux.

Tracy L. Noll. Mr. Noll, age 58, has served as a director since July 2000 and is the Chairman of the Audit Committee, as well as a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Noll is currently a private investor based in Dallas, Texas. He served as President and Chief Operating Officer of National Dairy Holdings, L.P. a dairy producer, from April 2001 to September 2003. He served as Executive Vice President of Suiza Foods Corporation from September 1994 until March 2001, including serving as Chief Financial Officer from September 1994 until July 1997. He served as Vice President and Chief Financial Officer of Morningstar Foods Inc. from April 1988 until June 1994. Mr. Noll currently serves as a director of Reddy Ice Group, Inc.

Continuing Class III Directors with Terms Expiring in 2008.

R. Edward Anderson. Mr. Anderson, age 57, has served as the Chief Executive Officer and as a director since December 2001.  He has served as Chairman of our board of directors since May 2006.  Prior to his current responsibilities, Mr. Anderson served as Executive Vice President and Chief Financial Officer of Variety Wholesalers, our previous parent company, from December 1997 to December 2001. From 1978 to 1994, Mr. Anderson served as Chief Financial Officer of Rose’s Stores, Inc., a discount retailer. In August 1994, Mr. Anderson was promoted to Chief Executive Officer of Rose’s Stores, Inc. and served in this position until December 1997. Mr. Anderson also served as the Chairman of the board of directors of Rose’s Stores, Inc. from August 1994 to December 1997.

Lawrence E. Hyatt.  Mr. Hyatt, age 52, has served as a director since November 2006, and is a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Hyatt has served as the Chief Financial Officer, Secretary and Treasurer of O’Charley’s Inc., a multi-concept restaurant company, since November 2004.  Prior to that time, Mr. Hyatt had served as the Executive Vice President and Chief Financial Officer of Cole National Corporation, a specialty retailer, from 2002 to 2004, as Chief Financial and Restructuring Officer of PSINet Inc., an internet service provider, from 2000 to 2002, as Chief Financial Officer of HMS Host Corporation, a subsidiary of Autogrill S.p.A., from 1999 to 2002, and as Chief Financial Officer of Sodexho Marriott Services, Inc. and its predecessor company from 1989 to 1999.

Continuing Class I Director with a Term Expiring in 2009.

Patricia M. Luzier. Ms. Luzier, age 57, has served as a director since November 2005 and is the Chair of the Nominating and Corporate Governance Committee, as well as a member of the Audit Committee and the Compensation Committee. Ms. Luzier currently has her own private consulting business focused on human resource management, organizational development and executive coaching. Ms. Luzier was previously the Senior Vice President and Chief Administrative Officer of Cole National Corporation, a specialty retailer, from 1999 until October 2004. She served as Senior Vice President, Human Resources and Administration for HomePlace Group, Inc. from 1998 until 1999. She also served as Senior Vice President of Human Resources with Vicorp Restaurants, Inc. from 1994 until 1998. Ms. Luzier currently serves as a director for Dale Carnegie and Associates.

Board of Directors Committees

The board of directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee each comprised solely of the independent members of our board of directors, Messrs. Hyatt, Lupo and Noll and Ms. Luzier.

Audit Committee

The Audit Committee, currently consisting of all four of the Company’s independent directors: Messrs. Hyatt, Lupo and Noll and Ms. Luzier, reviews our internal accounting procedures and consults with and reviews the services provided by our independent registered public accountants. The current members of the Audit Committee satisfy NASDAQ’s audit committee member independence requirements. Mr. Noll is the Chairman of the Audit Committee.  The board of directors has determined that each of Mr. Noll and Mr. Hyatt is an “audit committee financial expert” as defined by rules of the Securities and Exchange Commission (the “SEC”). During fiscal 2006, the Audit Committee met six times.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.  The Audit Committee oversees the Company’s accounting and financial reporting processes, both internal and external, and audits of the Company’s financial statements, on behalf of the board of directors. The principal duties and responsibilities of our Audit Committee, among other things, are to:

•                                            have direct responsibility for the appointment, selection, compensation, retention, replacement and oversight of the work of our independent registered public accounting firm, including prescribing what services are allowable and approving in advance all services provided by them;

•                                            discuss with the internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits and the results of their respective audits;

•                                            review our annual audited financial statements, and quarterly unaudited financial statements and discuss the statements with management and the independent registered public accounting firm and review our earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

•                                            review and discuss with management, the internal auditors and the independent registered public accounting firm the adequacy and effectiveness of our internal controls, including our ability to monitor and manage business risk, legal and ethical compliance programs and financial reporting;

•                                            review and approve all related party transactions consistent with the rules applied to companies listed on The NASDAQ Stock Market; and

•                                            establish procedures regarding complaints received by us or our employees regarding accounting, accounting controls or auditing matters.

The Audit Committee is required to report regularly to our board of directors to discuss any issues that arise with respect to the quality or integrity of our financial statements, our compliance with legal or regulatory requirements, the performance and independence of our independent registered public accounting firm, or the performance of the internal audit function. The Audit Committee’s work is guided by a written charter which has been approved and adopted by the board of directors. The Audit Committee regularly reviews its charter to ensure that it is meeting all relevant audit committee policy requirements of the SEC, the Public Company Accounting Oversight Board and The NASDAQ Stock Market. A copy of the current Audit Committee charter is available on the Company’s website located at http://www.cititrends.com. The information set forth on this website should not be deemed filed with, and is not incorporated by reference into, this proxy statement or any of the Company’s other filings under the Securities Act or the Exchange Act, except to the extent that the Company specifically so provides.

Compensation Committee

The Compensation Committee, currently consisting of all four of the Company’s independent directors: Messrs. Hyatt, Lupo and Noll and Ms. Luzier, reviews and determines the compensation and benefits of the Company’s executive officers and administers our incentive and equity-based compensation plans. Mr. Lupo is the Chairman of the Compensation Committee. The Compensation Committee has adopted a formal charter which is available on our corporate website at http://www.cititrends.com.  During fiscal 2006, the Compensation Committee met five times.  The principal duties and responsibilities of our Compensation Committee, among other things, are to:

•                                          review and approve corporate goals and objectives relevant to our Chief Executive Officer’s and other named executive officers’ compensation and evaluate the Chief Executive Officer’s performance in light of these goals and objectives;

•                                            review and administer the Company’s incentive and equity-based compensation plans;

•                                            determine and approve the Chief Executive Officer’s compensation;

•                                            make recommendations to our board of directors regarding the salaries, incentive compensation plans and equity-based plans for our executive officers;

•                                            oversee, in consultation with management, regulatory compliance with respect to compensation matters; and

•                                            review and approve any severance or similar termination payments proposed or made to any of our current or former executive officers.

The form and amount of director compensation is annually determined by our board of directors after a recommendation from the Nominating and Corporate Governance Committee.

The Compensation Committee has the discretion to delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. In addition, the Compensation Committee has delegated limited authority to a committee consisting of our Chief Executive Officer to grant awards under the 2005 Long-Term Incentive Plan to non-executive employees of the Company. The Compensation Committee has the authority and resources to engage compensation consultants, and legal, accounting or other advisors to provide the Committee with advice and information in connection with carrying out its responsibilities.  In 2004, the Compensation Committee engaged Towers Perrin (the “Compensation Consultant”) to provide advice on the Company’s executive and director compensation practices.

See “Compensation Discussion and Analysis” on page 15 of this proxy statement for a discussion of the role of the Compensation Consultant and executive officers in the compensation process and further discussion of the processes and procedures of the Compensation Committee.  See also “Compensation Committee Report” on page 13 of this proxy statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of all four of the Company’s independent directors: Messrs. Hyatt, Lupo and Noll and Ms. Luzier. Ms. Luzier is the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has adopted a formal charter which is available on our corporate website at http://www.cititrends.com. During fiscal 2006, the Nominating and Corporate Governance Committee met four times.  The principal duties and responsibilities of our Nominating and Corporate Governance Committee are to:

•                                          review the composition of our board of directors and committee structure and evaluate the performance of directors;

•                                          identify individuals qualified to become board members, consistent with criteria approved by our board of directors;

•                                            select and recommend individuals as nominees for directors at annual meetings of our stockholders;

•                                            develop and recommend to the board of directors a set of corporate governance principles applicable to us and periodically review and assess such corporate governance principles;

•                                            review the institutional and other affiliations of our board members and nominees for directors for any potential conflicts of interests and make recommendations to our board of directors with respect to the determination of director independence; and

•                                            review and make recommendations to our board of directors concerning compensation arrangements for non-employee members of our board of directors.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics applicable to our directors, executive officers (including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions) and employees in accordance with the rules of The NASDAQ Stock Market and the SEC. Our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

•                                            honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;

•                                            full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in all other public communications;

•                                            compliance with applicable laws, rules and regulations, including insider trading compliance; and

•                                            accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

The Code of Business Conduct and Ethics is available on our corporate website at http://www.cititrends.com. In the event of any amendment or waiver of our Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, such amendment or waiver will be posted on our website.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Hyatt, Lupo and Noll and Ms. Luzier.  No member of the current Compensation Committee serves or has ever served as one of our executive officers or employees. None of our executive officers serves or has ever served as a member of the board of directors or the compensation committee of any entity that has one or more executive officers serving on our board of directors or our Compensation Committee.

Attendance of Directors

During 2006, the board of directors held seven meetings. Each director attended at least 75% of the aggregate of the total number of meetings held by the board of directors and the total number of meetings held by all committees of the board of directors on which he or she served, which meetings were held when he or she was a director.

Policies Relating to our Board of Directors

Nomination and Selection of Directors

Our Nominating and Corporate Governance Committee identifies and evaluates potential director candidates in a variety of ways. Recommendations may come from current members of our board of directors, professional search firms, members of management, stockholders or other persons. In assessing the qualifications of potential nominees, the Nominating and Corporate Governance Committee may rely on personal interviews or discussions with the candidate and others familiar with the candidate’s professional background, on third-party background and reference checks and on such other due diligence information as reasonably available. The Nominating and Corporate Governance Committee must be satisfied that the candidate possesses the highest professional and personal ethics and values and has broad experience at the policy-making level in business before the Nominating and Corporate Governance Committee would recommend a candidate as a nominee to our board of directors and the nominee must meet the following minimum qualifications:

•                                            demonstrated personal integrity and moral character;

•                                            willingness to apply sound and independent business judgment for the long-term interests of stockholders of the Company;

•                                            relevant business or professional experience, technical expertise or specialized skills;

•                                            personality traits and background that appear to fit with those of the other directors to produce a collegial and cooperative board responsive to the Company’s needs; and

•                                            ability to commit sufficient time to effectively carry out the substantial duties of a director.

The Nominating and Corporate Governance Committee evaluates nominees submitted by stockholders in the same manner as nominees from other sources.

In connection with our initial public offering, we entered into a nominating agreement with Hampshire Equity Partners II, L.P., our largest stockholder, pursuant to which we, acting through our Nominating and Corporate Governance Committee, agreed, subject to the requirements of our directors’ fiduciary duties, that (i) Hampshire Equity Partners II, L.P. is entitled to designate two directors to be nominated for election to the board of directors as long as Hampshire Equity Partners II, L.P. owns in the aggregate at least 40% of the shares of our common stock which it owned immediately prior to the consummation of the initial public offering or (ii) Hampshire Equity Partners II, L.P. is entitled to designate one director to be nominated for election to the board of directors as long as Hampshire Equity Partners II, L.P. owns in the aggregate less than 40% and at least 15% of the shares of our common stock which it owned immediately prior to the consummation of the initial public offering. If at any time Hampshire Equity Partners II, L.P. owns less than 15% of the shares of our common stock which it owned immediately prior to the consummation of the initial public offering, it will not have the right to nominate any directors for election to the board of directors.  Notwithstanding the foregoing, as of the date of this proxy statement, Hampshire Equity Partners II, L.P. does not have a designee on our board of directors.

Additionally, stockholders may recommend nominees for consideration at the annual meeting by submitting the names and the following supporting information to the Secretary of the Company at: Secretary, Stockholder Nominations, Citi Trends, Inc., 102 Fahm Street, Savannah, Georgia 31401. Such submissions must be received by the Secretary not less than ninety (90) calendar days and not more than one hundred twenty (120) calendar days prior to the first anniversary of the previous year’s annual meeting. The submissions should include a current resume and curriculum vitae of the candidate and a statement describing the candidate’s qualifications and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is submitting the nominee, the number of shares which are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understanding between the submitting stockholder and the candidate and should otherwise comply with the requirements of our bylaws.

Communications with our Board of Directors

Stockholders and other interested parties may communicate directly with our board of directors or the non-management directors. All communications should be in writing and should be directed to the Secretary of the Company at: Stockholder Communications, Citi Trends, Inc., 102 Fahm Street, Savannah, Georgia 31401. The sender should indicate in the address whether it is intended for the entire board of directors, the non-management directors as a group or an individual director. Each communication intended for the board of directors or non-management directors received by the Secretary will be forwarded to the intended recipients.

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding attendance by directors at our annual meeting of stockholders but invite, expect and encourage all directors to attend.  All of our directors who were serving as directors at the time, attended the 2006 annual meeting of stockholders.

AUDIT COMMITTEE REPORT

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the 2006 fiscal year. The Audit Committee has also discussed with KPMG LLP, the Company’s independent registered public accounting firm during the 2006 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61 - Communications with Audit Committees (and its interpretations).

The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP its independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the 2006 fiscal year for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

                Tracy L. Noll, Chairman

                Lawrence E. Hyatt

                John S. Lupo

                Patricia M. Luzier

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis section of this proxy statement and discussed that disclosure with management.  Based on its review and discussions with management, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for the 2007 annual meeting of stockholders and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2007.

The undersigned members of the Compensation Committee have submitted this Report to the Board of Directors.

Submitted by the Compensation Committee of the Board of Directors:

                John S. Lupo, Chairman

                Lawrence E. Hyatt

                Patricia M. Luzier

                Tracy L. Noll

EXECUTIVE OFFICERS

The following table sets forth the names, ages and current positions of our current executive officers and Christopher Bergen, who served for a short time during fiscal 2006 as our interim principal financial and accounting officer.

Name	Age	Position
R. Edward Anderson	57	Chairman and Chief Executive Officer
George A. Bellino	59	President and Chief Merchandising Officer
Bruce D. Smith	48	Senior Vice President and Chief Financial Officer
James A. Dunn	50	Senior Vice President of Store Operations
Ivy D. Council	50	Senior Vice President of Human Resources
Christopher B. Bergen	34	Director of Financial Reporting

The following sets forth selected biographical information for our executive officers who are not directors.

George A. Bellino. Mr. Bellino has served as our President and Chief Merchandising Officer since December 2001 and served as a director from April 1999 to May 2005. Mr. Bellino served as our Chief Executive Officer and President from April 1999 to December 2001. From January 1997 to March 1999, Mr. Bellino served as President of our predecessor company, Allied Department Stores. From June 1992 to December 1996, Mr. Bellino served as the Vice President of Merchandising at Pennsylvania Fashions, a privately held off-price apparel chain. From June 1990 to October 1991, Mr. Bellino served as President of General Textiles/ Family Bargain Center, a retail apparel chain.

Bruce D. Smith. Mr. Smith has served as our Senior Vice President and Chief Financial Officer since April 2, 2007.  From March 2005 to March 2007, Mr. Smith served as Executive Vice President, Chief Financial Officer and Treasurer of Hancock Fabrics, Inc., a specialty retailer of fabrics and related accessories, and served as the Senior Vice President, Chief Financial Officer and Treasurer of Hancock Fabrics, Inc. from 1997 until March 2005.  From 1991 to 1996, Mr. Smith served as Executive Vice President and Chief Financial Officer of Fred’s, Inc.  From 1980 to 1991, Mr. Smith was a Senior Manager with Price Waterhouse (now PricewaterhouseCoopers LLP). Mr. Smith is a Certified Public Accountant.

On March 21, 2007, Hancock Fabrics, Inc., for which Mr. Smith served as an executive officer as described above, filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.

James A. Dunn. Mr. Dunn has served as our Vice President of Store Operations since April 2001 and as our Senior Vice President of Store Operations since April 2006. From January to April 2001, Mr. Dunn was our Director of Training and Development and from January 2000 to January 2001, was one of our Regional Managers. Prior to joining us, Mr. Dunn was a Store Manager at Staples from January 1999 to December 2000. Prior to that Mr. Dunn was a Regional Manager at Dress Barn, where he supervised 77 stores and 10 district sales managers.

Ivy D. Council. Ms. Council has served as our Senior Vice President of Human Resources since January 2007.  From February 2006 to November 2006, Ms. Council served as Vice President of Human Resources for Baja Fresh Restaurants, a division of Wendy’s, Inc.  From September 2003 to January 2006, Ms. Council served as Executive Vice President of Human Resources for Pasta Pomodoro Restaurants and director of such entity from May 2001 to December 2002.  Prior to that, Ms. Council served as Senior Vice President of Human Resources for Ross Stores.

Christopher B. Bergen. Mr. Bergen served as our interim principal financial and accounting officer from November 2006 to April 2007 and has served as our Director of Financial Reporting since March 2004. Mr. Bergen is not currently considered to be an executive officer.  From September 2002 to March 2004, Mr. Bergen served as our Assistant Controller.  From August 1999 to August 2002, Mr. Bergen served as the Financial Statement Coordinator for Swifty Serve Corporation, which was a convenience store chain located in North Carolina.  Mr. Bergen is a Certified Public Accountant.

Each of the executive officers serves at the discretion of the board of directors and holds office until his or her successor is elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of the directors or executive officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In the paragraphs that follow, we will give an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our top executive officers, and the material factors that we considered in making those decisions.  Later in this proxy statement you will find a series of tables containing specific information about the compensation earned or paid in fiscal 2006 to the following individuals, whom we refer to as our named executive officers:

•                                            R. Edward Anderson, our Chief Executive Officer,

•                                            George A. Bellino, our President and Chief Merchandising Officer,

•                                            Thomas W. Stoltz, our former Chief Financial Officer and Senior Vice President of Finance,

•                                            James A. Dunn, our Senior Vice President of Store Operations; and

•                                            Chris Bergen, our prior interim Principal Financial and Accounting Officer and current Director of Financial Reporting.

On November 8, 2006, Mr. Stoltz resigned as Chief Financial Officer and Senior Vice President of Finance, effective November 30, 2006.  Mr. Bergen was named as interim Principal Financial and Accounting Officer on November 9, 2006 and served in such role until the appointment of Bruce D. Smith as Senior Vice President and Chief Financial Officer on April 2, 2007.  The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.

Objective of Our Compensation Program

In order to maintain a critical advantage in our competitive marketplace, we believe our compensation program should be designed to provide market-competitive compensation and benefits that will enable us to attract and retain a talented, diverse workforce.  In furtherance of those goals, our compensation program is designed to:

•                                            enable the Company to retain and motivate a team of high quality executives who will create long-term stockholder value;

•                                            create opportunities to participate in the ownership of the Company and to share in the value they help create; and

•                                            provide rewards that are proportional to each executive’s contribution to our success.

Our compensation philosophy emphasizes each individual’s responsibility for high achievement and provides a strong link between pay and performance on both an individual and company level. As noted above, the compensation decisions that are discussed below relate primarily to fiscal 2006, our first full fiscal year following our initial public offering in May 2005.  As a newly public company, our compensation philosophy is a “work-in-progress,” and, as such, we continually evaluate our compensation program to identify its strengths and weaknesses.  To further this evaluation, we plan to continue to review and analyze market data and other resources available to us through the Compensation Consultant, as discussed later in this report. Also, to assist in the design and management of our compensation program, among other things, we added Ms. Ivy Council to our management team.  Ms. Council joins our Company with a very strong background in human resources.  Together, our management team and Compensation Committee will develop and refine our compensation philosophy, program and practices over time, with the goal of maximizing stockholder value.

How We Determine and Assess Executive Compensation

                Role of the Compensation Committee and Executive Officers

The Compensation Committee plays an integral role in the strategic direction and administration of the compensation structure of the Company.  The Compensation Committee and our Chief Executive Officer work together to ensure that the compensation paid to our named executive officers is in line with our compensation philosophy and furthers our long-term goals.

After forming qualitative judgments regarding individual performance and discussions with the Compensation Committee and other members of management regarding appropriate levels of compensation, our Chief Executive Officer recommends to the Compensation Committee base salary, target annual cash incentive amounts and annual cash incentive program formulas, and long-term equity incentive grants for our executive officers (other than himself). The Compensation Committee reviews such recommendations and determines whether, in light of our compensation philosophy, the recommended compensation levels are appropriate. Upon such determination, the Compensation Committee formally approves the compensation levels.  Our Chief Executive Officer is not involved with any aspect of determining his own compensation.  The Compensation Committee independently sets the Chief Executive Officer’s total compensation package, taking into account the same factors as for the other executive officers.

                Compensation Consultant

From time to time, the Compensation Committee selects and engages outside compensation consultants and other experts for survey data and other information as it deems appropriate.  In 2004, the Compensation Committee retained and continues to retain the executive compensation consulting services of the Compensation Consultant.  As further described below, the Compensation Consultant evaluated our compensation practices based on prior years’ compensation and provided their advice and counsel to the board of directors. The Compensation Consultant developed information from the peer group surveyed and recommended to us a range for each component of executive compensation with the goal of presenting recommended compensation levels that would be aligned with the Company’s compensation philosophy for each of the named executive officers.

                Market Data

Periodically, for the purposes of benchmarking executive compensation, the Compensation Committee reviews the compensation practices of a group of public companies selected from an industry peer group comprised primarily of discount apparel retailers.  Prior to our initial public offering, the Compensation Consultant conducted a competitive market analysis based on (i) the public disclosures of a competitor peer group developed by the Compensation Consultant and approved by the Company, and (ii) data from various sources, including primary retail and wholesale industry compensation surveys. While a number of the companies in the peer group have higher revenues than the Company, given the Company’s recent growth, the Compensation Committee believes this is an appropriate group for benchmarking purposes.

The following specialty apparel retailers were included in our peer group:

The Buckle, Inc.	Jos. A. Bank Clothiers, Inc.
Cache, Inc.	The Men’s Wearhouse, Inc.
Casual Male Retail Group, Inc.	Ross Stores, Inc.
The Cato Corporation	Stein Mart, Inc.
Chico’s FAS, Inc.	Syms Corp
Deb Shops, Inc.	Urban Outfitters, Inc.
The Dress Barn, Inc.	The Wet Seal, Inc.
Hot Topic, Inc.

The Compensation Consultant’s analysis focused on the following areas of compensation:

•               base salary,

•               annual cash incentives,

•               total cash compensation (the sum of base salary and annual cash incentives),

•               long-term incentives (a variable incentive vesting over a multi-year period), and

•               total direct compensation (the sum of total cash compensation and long-term incentive awards).

Based on this review, the Compensation Consultant advised us that our executive officers’ compensation falls below median peer company practice for all elements of pay.  Each of our named executive officers is below the peer group median for total cash compensation (the sum of base salary and annual cash incentives) and below the peer group median for total direct compensation (the sum of total cash compensation and long-term incentive awards).  Because total compensation opportunities provided to our executive officers are below average for our peer group, and in light of the positive financial performance of the Company, we have set a goal of gradually approaching the median level of compensation within our peer group over a period of several years.

                Company Performance

We measure our overall financial performance based on the following long-term strategic goals: earnings per share, annual growth in selling square footage, and comparable store sales increase, each as further described below as they relate to our annual cash incentive program.  The Company’s performance in these three areas allows us to evaluate the Company’s success in any given year.  The Company’s success and performance impacts our compensation decisions with respect to our executive officers.  However, only our executive officers’ annual cash incentives are formally tied to these financial metrics.

Elements of our Compensation Program

Our executive officer compensation program consists of the following elements:  base salary, annual cash incentives, long-term equity incentives, and certain other benefits.

                Base Salary

Base salaries fulfill the fixed portion of our compensation program.  Base salaries are set based on a variety of factors, including peer group information and a qualitative review of the executive’s performance and contributions to the Company. We do not target salaries to be at any specific level within our peer group.  The Compensation Committee approved increases to our executive officers’ base salaries for 2006 in amounts ranging from 4.1% to 9.4%.  As we discussed above, our goal is to position compensation to approach the median of the peer group over time.

                Annual Cash Incentives

Our annual cash incentive program provides our executive officers with an opportunity to earn cash awards based on the achievement of certain financial metrics and individual performance metrics.  Each of our named executive officers, except Mr. Stoltz who left the Company in November 2006, received an annual cash incentive pursuant to this award program.

We develop an annual budget based on the three performance metrics that guide the growth and success of our company. These performance metrics, and relative goals, are as follows:

•                                            20% annual growth in store selling square footage (measured in terms of aggregate selling square footage of retail space);

•                                            positive annual growth in comparable store sales; and

•                                            25% annual growth in earnings per share.

The annual cash incentive program is directly linked to our budget and financial goals, such that if the Company achieves 100% of the goals mentioned above, it is expected that the executive officers would receive approximately 100% of their target award.  Our Chief Executive Officer recommends a target award for each executive officer and, together with the Compensation Committee, determines the appropriate award criteria for each executive.  Each award criterion is an integral component of one or more of the overall performance metrics listed above, and each reflects the executive’s direct area of responsibility. For fiscal 2006, each executive officer’s target award was based on the following performance criteria:

Name	Target Award	Components
Mr. Anderson	75%	Operating cash flow (100%)
Mr. Bellino	50%	Operating cash flow (50%); sales and gross margin operating targets (50%)
Mr. Stoltz	35%	Operating cash flow (50%); individual performance metrics (50%)
Mr. Dunn	35%	Operating cash flow (50%); store contribution profit (50%)
Mr. Bergen	20%	Individual performance metrics (100%)

The actual amount of awards to be earned by the named executive officers is determined after a review of the financial performance metrics and, with respect to Messrs. Stoltz and Bergen, our Chief Executive Officer’s qualitative review of such officer.  The Compensation Committee does not exercise any discretion to adjust awards.  Actual awards earned in 2006 by our named executive officers are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 20 of this proxy statement.

                Long-Term Equity Incentives

The long-term equity incentive compensation awards are designed to encourage the creation of long-term value for our stockholders by increasing the retention of qualified key employees and aligning the interests of executive officers with the achievement of specific performance targets set by the Company.

We do not target a particular percentage of total compensation to be provided to executive officers in the form of equity based awards. The dollar value of each equity grant is within the discretion of the Compensation Committee and is based on recommendations made by our Chief Executive Officer, the executive’s past performance, and an evaluation of other elements of compensation provided to the executive officer. In fiscal 2006, the Committee also relied on the compensation study performed by the Compensation Consultant to determine the appropriate size of the option awards.  The Compensation Committee recommended a dollar value for the equity grants based on the executive’s position within the Company.

Historically, the Company has used stock options as the primary form of long-term equity incentive for its executive officers.  Consistent with its historical practice, in fiscal 2006, the Compensation Committee granted time-vesting stock options to the named executive officers under the 2005 Long-Term Incentive Plan.  For more information regarding these long-term incentives granted to our named executive officers in fiscal 2006, please see the “2006 Grants of Plan-Based Awards” and “Outstanding Equity Awards at 2006 Fiscal Year-End” tables and the related footnotes.  For fiscal 2007, the Company has reevaluated its equity grant practices, and intends to utilize restricted stock or restricted stock units, rather than stock options, for equity awards to executive officers in 2007 and going forward.  We believe the shift to full-value restricted stock or restricted stock units will provide stronger incentives for the creation of long-term stockholder value, provide greater retention value for the executives, and results in less stockholder dilution.

                Other Benefits

Retirement. We maintain the Citi Trends, Inc. 401(k) Profit Sharing Plan, a tax-qualified, defined contribution employee benefit plan in which a substantial majority of our employees, including the named executive officers, are eligible to participate. We match 50% of employee contributions to the plan, up to a maximum of 4% of an employee’s total calendar year compensation (subject to IRS limits).

Perquisites. During fiscal 2006, the Company provided Messrs. Anderson, Bellino and Dunn with the use of a company car, but we did not provide any other special benefits or perquisites to our executive officers. We believe this perquisite is reasonable in light of peer group practices.  We provide health and welfare benefits to our executive officers on the same basis as we provide to all of our salaried employees.

Severance Agreements.  We maintain severance agreements with Messrs. Anderson and Bellino, which provide severance benefits in the event their employment is terminated by the Company without cause. We believe that these severance agreements serve an important retention element of the compensation package provided to our top two executive officers. The potential severance benefits payable to our current executive officers are described in “Potential Payments upon Termination or Change of Control” on page 23 of this proxy statement.

Equity Grant Practices

The Company has a practice of generally making equity awards on pre-established dates.  Annual equity awards are presented to the Compensation Committee for approval at a regularly scheduled compensation committee meeting usually held in March.  Equity awards are also given to employees throughout the year, as they are hired or promoted into positions eligible for those awards.

Tax and Accounting Considerations

The accounting treatment of compensation has been a factor in determining the type of equity awards to grant to our executive officers.  Prior to fiscal 2006, the favorable accounting treatment of stock options played an important role in the Company’s decision to use this form of equity award. Following the adoption of FAS 123R, however, the Company has reevaluated its equity grant practices for fiscal 2007 (as discussed above) and intends to shift to restricted stock or restricted stock units as its primary form of equity awards for 2007 and going forward.

Generally, the Compensation Committee considers the net cost to the Company, and its ability to effectively administer executive compensation in the long-term interests of stockholders.  Accordingly, the Compensation Committee intends for annual incentive compensation awards and long-term incentive compensation awards to be fully deductible under Section 162(m) of the Code.

2006 Fiscal Year Compensation Tables

Summary Compensation Table

The following table sets forth the cash and other compensation that we paid to our named executive officers, or that was otherwise earned by our named executive officers, for their services in all capacities during fiscal 2006.

				Non-Equity
			Option	Incentive Plan	All Other
		Salary	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)
R. Edward Anderson	2006	$357,471	$96,467	$282,225	$10,200	$746,363
Chief Executive Officer

George A. Bellino	2006	$257,408	$40,184	$142,162	$10,870	$439,754
President and Chief
Merchandising Officer

Thomas W. Stoltz (4)	2006	$155,769	$3,259	—	—	$159,028
Chief Financial Officer and Senior Vice President of Finance

James A. Dunn	2006	$174,763	$21,623	$70,438	$8,171	$274,995
Senior Vice President of Store Operations

Christopher B. Bergen (5)	2006	$89,423	$18,136	$28,000	—	$135,559
Interim Principal Financial and Accounting Officer and Director of Financial Reporting

(1)                                  Reflects the amount recognized by the Company as an expense in fiscal 2006 for financial statement reporting purposes relating to stock option awards, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.  The fair values of these awards and the amounts expensed in fiscal 2006 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (which we refer to as FAS 123R).  The assumptions used in determining the grant date fair values of the option awards are set forth in Note 8 to the Company’s consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended February 3, 2007.

(2)                                  Reflects the value of cash incentive compensation earned under our annual cash incentive program.

(3)                                  Reflects the aggregate incremental cost to the Company of providing use of Company leased cars to the named executive officers indicated.

(4)                                  On November 8, 2006, Mr. Stoltz resigned as Chief Financial Officer and Senior Vice President of Finance, effective November 30, 2006.  In connection with his resignation, Mr. Stoltz forfeited 7,000 stock options.

(5)                                  Mr. Bergen was named as interim Principal Financial and Accounting Officer on November 9, 2006.

2006 Grants of Plan-Based Awards

The following table sets forth the individual grants of awards made to each of our named executive officers during fiscal 2006.

Name	Grant Date	Compensation Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Options Awards: number of securities underlying options (#) (2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Closing Price on Grant Date ($/Sh)(3)	Grant Date Fair Value of Option Awards (4)
			Threshold	Target	Maximum
			($)	($)	($)
Mr. Anderson		03/08/06	$133,125	$266,250	$532,500
	03/17/06	03/08/06				9,000	$41.35	$41.46	$202,590
Mr. Bellino		03/08/06	$63,750	$127,500	$255,000
	03/17/06	03/08/06				4,000	$41.35	$41.46	$90,040
Mr. Stoltz		03/08/06	$32,375	$64,750	$129,500
	03/17/06	03/08/06				2,500	$41.35	$41.46	$56,275
Mr. Dunn		03/08/06	$30,625	$61,250	$122,500
	03/17/06	03/08/06				2,500	$41.35	$41.46	$56,275
Mr. Bergen		03/08/06	$10,500	$21,000	$42,000
	03/17/06	03/08/06				800	$41.35	$41.46	$18,008

(1)               Represents threshold, target and maximum payout values pursuant to our annual cash incentive program for fiscal 2006 performance.  For more information on our annual cash incentive program, see the description contained in the Compensation, Discussion and Analysis on page 15 of this proxy statement.  In each case, the actual amount earned pursuant to our annual cash incentive program by each named executive officer is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(2)               Award of time-vesting stock options under the 2005 Long-Term Incentive Plan, which vest in four equal installments on the first four anniversaries of the grant date.  The Compensation Committee approved these stock option awards on March 8, 2006.

(3)               The exercise price of such option awards for each named executive officer was based on the closing price of the common stock on the day prior to the grant date.

(4)               Reflects the grant date fair value of each award determined in accordance with FAS 123R.

                Employment Agreements

On December 29, 2005, we entered into amended and restated employment agreements with Mr. Anderson and Mr. Bellino.  The employment agreements provide a base salary for each executive, subject to adjustment by the board of directors, $340,000 in the case of Mr. Anderson, and $245,000, in the case of Mr. Bellino, and provide that each executive will be eligible to earn a bonus at the sole discretion of the board of directors.

The employment agreements may be terminated by the executive or us at any time for any reason or no reason.  If the executive is terminated without cause, he will be entitled to certain severance benefits, as described below under “Potential Payments upon Termination or Change in Control” beginning on page 23 of this proxy statement.

Outstanding Equity Awards at 2006 Fiscal Year End

The following table provides information concerning unexercised options outstanding as of February 3, 2007 for each of our named executive officers.  The named executive officers did not receive any other equity awards in fiscal 2006.

	Option Awards
		Number of
	Number of	Securities
	Securities	Underlying
	Underlying	Unexercised
	Unexercised Options	Options	Option Exercise	Option Expiration
Name	(#) Exercisable	(#) Unexercisable	Price ($)	Date
Mr. Anderson	0 (1)	9,000 (1)	$41.35	03/17/2016
	7,000 (2)	21,000 (2)	$14.00	05/17/2015
	312 (3)	0 (3)	$6.85	10/30/2014
	390 (4)	0 (4)	$3.62	08/02/2013
	293,050 (5)	0 (5)	$0.38	12/07/2011

Mr. Bellino	0 (1)	4,000 (1)	$41.35	03/17/2016
	8,250 (2)	2,750 (2)	$14.00	05/17/2015
	676 (3)	0 (3)	$6.85	10/30/2014
	832 (4)	0 (4)	$3.62	08/02/2013
	16,246 (8)	0 (8)	$0.38	04/13/2009

Mr. Stoltz	—	—	—	—

Mr. Dunn	0 (1)	2,500 (1)	$41.35	03/17/2016
	3,750 (2)	1,250 (2)	$14.00	05/17/2015
	34,431 (9)	0 (9)	$0.38	06/13/2011

Mr. Bergen	0 (1)	800 (1)	$41.35	03/17/2016
	500 (2)	1,500 (2)	$14.00	05/17/2015
	2,600 (6)	2,600 (6)	$6.54	03/23/2014
	3,900 (7)	1,300 (7)	$3.81	09/03/2013

(1)               Stock options were awarded on March 17, 2006 under the 2005 Long-Term Incentive Plan and vest in four equal installments on the first four anniversaries of the grant date.

(2)               Stock options were awarded on May 17, 2005 under the 2005 Long-Term Incentive Plan and vest in four equal installments on the first four anniversaries of the grant date.

(3)               Stock options were awarded on October 30, 2004 under the Amended and Restated 1999 Stock Option Plan and were fully vested on that date.

(4)               Stock options were awarded on August 2, 2003 under the Amended and Restated 1999 Stock Option Plan and were fully vested on that date.

(5)               Stock options were awarded on December 7, 2001 under the Amended and Restated 1999 Stock Option Plan and vest in four equal installments on the first four anniversaries of the grant date.

(6)               Stock options were awarded on March 23, 2004 under the Amended and Restated 1999 Stock Option Plan and vest in four equal installments on the first four anniversaries of the grant date.

(7)               Stock options were awarded on September 3, 2003 under the Amended and Restated 1999 Stock Option Plan and vest in four equal installments on the first four anniversaries of the grant date.

(8)               Stock options were awarded on April 13, 1999 under the Amended and Restated 1999 Stock Option Plan and vested in four equal installments on the first four anniversaries of the grant date.

(9)               Stock options were awarded on June 13, 2001 under the Amended and Restated 1999 Stock Option Plan and vested in four equal installments on the first four anniversaries of the grant date.

2006 Option Exercises

The following table sets forth information concerning each exercise of stock options during the last completed fiscal year for each of the named executive officers on an aggregated basis.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)

Mr. Anderson	143,750	$6,557,214
Mr. Bellino	358,875	$14,073,226
Mr. Stoltz	70,417	$3,122,448
Mr. Dunn	23,000	$1,049,154
Mr. Bergen	—	—

(1)     Reflects the excess of the fair market value of the underlying shares at the time of exercise over the exercise price of the options.

Potential Payments upon Termination or Change in Control

As discussed in the narrative following the 2006 Grants of Plan-Based Awards table, the Company has entered into employment agreements with Mr. Anderson and Mr. Bellino. The employment agreements provide that in the event that Mr. Anderson or Mr. Bellino is terminated for any reason other than for “cause,” he will be entitled to severance pay of six months base salary to be paid in equal amounts over a six month period, in addition to any accrued and vested benefits.  We do not provide severance benefits to Messrs. Dunn or Bergen.  Pursuant to the terms of our 2005 Long-Term Incentive Plan and our 1999 Stock Option Plan, all outstanding options will become 100% vested upon the occurrence of a change in control.

Summary of Termination and Change in Control Payments and Benefits.  The following table summarizes the approximate value of the payments and benefits that each of our named executive officers would receive if he or she had terminated employment at the close of business on February 2, 2007 or if a change of control of the Company had occurred as of such date.  The amounts shown in the table exclude distributions under our 401(k) retirement plan that is generally available to all of our salaried employees.

	Mr. Anderson	Mr. Bellino	Mr. Dunn	Mr. Bergen

Termination By Company Without Cause

Cash Severance (1)	$177,500	$127,500	—	—

Change in Control of the Company

Value of Accelerated Stock Option (2)	$533,610	$69,878	$31,763	$169,857

(1)     Reflects cash severance equal to six months of the executive’s then annual salary.

(2)     Reflects the excess of the fair market value of shares underlying unvested options as of February 2, 2007 over the exercise price of the options.  Pursuant to the terms of both the 2005 Long-Term Incentive Plan and the 1999 Stock Option Plan, all stock options vest upon the occurrence of a change in control.

2006 Director Compensation

The following table sets forth the cash and other compensation paid by the Company to the members of the board of directors of the Company for all services in all capacities during fiscal 2006, except for Mr. Anderson who is not compensated for his services as a director and Gregory P. Flynn, who resigned from his position as a director and Chairman of the board of directors on May 1, 2006 and was not compensated for his role as a director because of his position with our largest stockholder, Hampshire Equity Partners II, L.P.

	Fees Earned or Paid in	Option Awards
Name	Cash ($)	($)(1)	Total ($)

Lawrence E. Hyatt	$13,000	$1,168	$14,168
John S. Lupo	$49,000	$15,135 (2)	$64,135
Patricia M. Luzier	$49,000	$19,323	$68,323
Tracy L. Noll	$55,000	$15,890	$70,890

(1)     Reflects the amount recognized by the Company in fiscal 2006 for financial accounting purposes relating to stock option awards.  The fair values of these awards and the amounts expensed in fiscal 2006 were determined in accordance with FAS 123R.  The assumptions used in determining the grant date fair values of the option awards are set forth in Note 8 to the Company’s consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended February 3, 2007.

                The following table shows the stock options awarded to each director during fiscal 2006:

		Number of
		Securities		Grant Date Fair
		Underlying	Exercise Price of	Value of Option
Name	Grant Date	Options (#)	Options ($/sh)	Award ($)
Mr. Hyatt	12/14/2006	500	$41.79	$10,705
Mr. Lupo	03/17/2006	1,500	$41.35	$33,756
Ms. Luzier	02/10/2006	1,250	$42.51	$28,425
	03/17/2006	1,500	$41.35	$33,756
Mr. Noll	03/17/2006	1,500	$41.35	$33,756

The aggregate number of stock options held by each director as of February 3, 2007 is as follows:  Mr. Hyatt, 500; Mr. Lupo, 1,500; Ms. Luzier, 2,750; Mr. Noll, 25,564.

(2)     On June 6, 2006, Mr. Lupo exercised options to purchase 2,500 shares of the Company’s common stock at the offering price for the shares in the Company’s initial public offering.  These options vested and were expensed over a one-year vesting period ended May 17, 2006 (in accordance with his option agreement, although the 2005 Long-Term Incentive Plan provided for three-year vesting).  On December 14, 2006, corresponding options to purchase 2,500 shares which had previously been granted to each of Ms. Luzier and Mr. Noll at the initial public offering price were amended to provide a three-year vesting schedule for such options.

Director Compensation

Annual Retainer.  During fiscal 2006, each non-employee director received an annual retainer fee of $24,000. We also provide the following additional annual retainers: Chairman of the Audit Committee, $8,000; Chairman of the Nominating and Corporate Governance Committee, $2,000; and the Chair of the Compensation Committee, $2,000.

Meeting Fees. Each of our non-employee directors received $2,500 for each board meeting attended.  All non-employee directors also received $500 for attendance at each committee meeting in the first quarter of

2006 and $1,000 for each committee meeting thereafter in fiscal 2006. All non-employee directors also received $500 for telephonic meetings attended. We reimburse all of our non-employee directors for out-of-pocket expenses in connection with their attendance at the meetings of the board of directors and committees.

Equity Awards.  In addition, each non-employee director received stock options to purchase 1,500 shares of the Company’s common stock (except for Mr. Hyatt, who received 500 stock options in connection with his appointment to the board on November 16, 2006 and Ms. Luzier who received an additional grant of 1,250 options).  These options were granted under the 2005 Long-Term Incentive Plan, and vest in three equal installments on the first, second and third anniversaries of the grant date.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy and Procedures

The Company has adopted a Code of Business Conduct and Ethics which sets forth the Company’s policy of prohibiting participation by an employee, officer or director (or his/her family members) in any transaction that could create an actual or apparent conflict of interest with the Company.  Transactions prohibited by the Code of Business Conduct and Ethics, among other things, include: conducting business or engaging in a transaction on behalf of the Company with a family member or significant other or with a company in which the person or one of their family members is a significant owner or is associated or employed in a significant role or position; an employee accepting simultaneous employment with a client, credit source supplier, or competitor, or taking part in any activity that enhances or supports a competitor’s position; a director of the Company serving as a director of any other company that competes with the Company; and transactions in which an employee, officer or director invests in a client, credit source, supplier or competitor that compromises his or her responsibilities to the Company.

The Company’s Code of Business Conduct and Ethics requires that the Audit Committee must review and approve in advance all material related party transactions or business or professional relationships that could present a conflict of interest. All instances involving potential related party transactions or such business or professional relationships must be reported to the Chief Executive Officer who will assess the materiality of the transaction or relationship and elevate the matter to the Audit Committee as appropriate. The Company will report all material related party transactions and such business or professional relationships under applicable accounting rules and the SEC’s rules and regulations. Any dealings with a related party will be conducted in such a way as to avoid preferential treatment and assure that the terms obtained by the Company are no less favorable than could be obtained from unrelated parties on an arm’s-length basis.

In addition, the charter of the Audit Committee requires the Audit Committee to review and approve all related party transactions as defined by Item 404 of the SEC’s Regulation S-K in accordance with NASDAQ listing standards. It is also one of the responsibilities of the Nominating and Corporate Governance Committee to consider possible conflicts of interests of directors and any related party transactions in connection with the determination of director independence.

The following relationships were approved by our board of directors in connection with our initial public offering.

Registration Rights Agreement

In connection with our initial public offering, we entered into a Registration Rights Agreement, dated as of May 23, 2005, with Hampshire Equity Partners II, L.P. Pursuant to the terms and provisions of the registration rights agreement, Hampshire Equity Partners II, L.P. will have the right, from time to time, subject to certain restrictions, to cause us to register our shares of common stock for sale under the Securities Act, on Form S-1 or, if available, on Form S-3 or any similar short-form registration statement. In addition, if at any time we register additional shares of common stock, Hampshire Equity Partners II,

L.P. will be entitled to include its shares of common stock in the registration statement relating to that offering. The registration rights agreement includes provisions for, among other things, underwritten offerings of shares of our common stock held by Hampshire Equity Partners pursuant to an underwriting agreement.  We recently filed a shelf registration statement pursuant to the registration rights agreement.

Nominating Agreement

In connection with our initial public offering, we entered into a Nominating Agreement, dated as of May 23, 2005, with Hampshire Equity Partners II, L.P. pursuant to which we, acting through our Nominating and Corporate Governance Committee, agreed, subject to the requirements of our director’s fiduciary duties, that (i) Hampshire Equity Partners II, L.P. is entitled to designate up to two directors to be nominated for election to our board of directors as long as Hampshire Equity Partners II, L.P. (together with its respective successors and permitted assigns) owns in the aggregate at least 40% of the shares of our common stock which it owned immediately prior to the consummation of our initial public offering or (ii) Hampshire Equity Partners II, L.P. is entitled to designate one director to be nominated for election to the board of directors as long as Hampshire Equity Partners II, L.P. (together with its respective successors and permitted assigns) owns in the aggregate less than 40% and at least 15% of the shares of our common stock which it owned immediately prior to the consummation of our initial public offering. If at any time Hampshire Equity Partners II, L.P. (together with its respective successors and permitted assigns) owns less than 15%, it will not have the right to nominate any directors for election to our board of directors. Notwithstanding the foregoing, as of the date of this proxy statement, Hampshire Equity Partners II, L.P. does not have a designee on our board of directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own, or are part of a group that owns, more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of reports furnished to us, all reports required by Section 16(a) of the Exchange Act to be filed by the directors and executive officers and all beneficial owners of more that ten percent of the common stock outstanding to report transactions in securities were timely filed, with the exception of a report for the cashless exercise of option grants by each of James A. Dunn, and Tracy L. Noll in January 2006 in connection with our secondary offering that were inadvertently filed late.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of April 2, 2007, for the following persons:

•        each stockholder known by us to own beneficially more than 5% of our common stock;

•        each of our directors and named executive officers; and

•        all directors and executive officers as a group.

This table lists applicable percentage ownership based on 13,866,191 shares of common stock outstanding as of April 2, 2007. We have determined beneficial ownership in the table in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have deemed shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days of April 2, 2007 to be outstanding, but we have not deemed these shares to be outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes below, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by that stockholder.

	Number of Shares of Common
Name of Beneficial Owner	Stock Beneficially Owned	Percentage of Class

Directors and Named Executive Officers:
R. Edward Anderson
Chief Executive Officer and Chairman of the Board	346,360(1)	2.4%
George A. Bellino
President and Chief Merchandising Officer	157,208(2)	1.1%
Thomas W. Stoltz
Former Senior Vice President of Finance and Chief Financial Officer	26,789	*
James A. Dunn
Senior Vice President of Store Operations	39,249(3)	*
Christopher Bergen
Former Interim Principal Financial and Accounting Officer	9,497(4)	*
Lawrence Hyatt
Director	1,242(5)	*
John S. Lupo
Director	4,342(6)	*
Patricia M. Luzier
Director	2,159(7)	*
Tracy L. Noll
Director	70,473(8)	*
Directors and executive officers as a group (eleven persons)	662,341(9)	4.6%
Other Beneficial Owners:
Hampshire Equity Partners (as defined)(10)
520 Madison Avenue
New York, NY 10022	6,330,785	45.7%
Morgan Stanley(11)
1585 Broadway
New York, NY 10022	1,865,195	13.5%
Capital Research and Management Company(12)
333 South Hope Street
Los Angeles, CA 90071	1,574,500	11.4%

*	Denotes less than 1%.
(1)

Includes 29,163 shares of common stock, 310,002 options to purchase shares of common stock that are currently exercisable or will become exercisable within 60 days of April 2, 2007 and 7,195 shares of unvested restricted stock.

(2)

Includes 129,568 shares of common stock, 24,254 options to purchase shares of common stock that are currently exercisable or will become exercisable within 60 days of April 2, 2007 and 3,386 shares of unvested restricted stock.

(3)	Includes 37,556 options to purchase shares of common stock that are currently exercisable or will become exercisable within 60 days of April 2, 2007 and 1,693 shares of unvested restricted stock.
(4)	Includes 9,000 options to purchase shares of common stock that are currently exercisable or will become exercisable within 60 days of April 2, 2007 and 497 shares of unvested restricted stock.
(5)	Includes 1,242 shares of unvested restricted stock.
(6)

Includes 2,600 shares of common stock, 500 options to purchase shares of common stock that are currently exercisable or will become exercisable within 60 days of April 2, 2007 and 1,242 shares of unvested restricted stock.

(7)	Includes 917 options to purchase shares of common stock that are currently exercisable or will become exercisable within 60 days of April 2, 2007 and 1,242 unvested shares of restricted stock.
(8)

Includes 45,500 shares of common stock and 23,731 options to purchase shares of common stock that are currently exercisable or will become exercisable within 60 days of April 2, 2007 and 1,242 shares of unvested restricted stock.

(9)	Includes 2,314 shares of unvested restricted stock held by Bruce D. Smith and 1,354 shares of unvested restricted stock held by Ivy D. Council.
(10)

Hampshire Equity Partners refers to Hampshire Equity Partners II, L.P., Hampshire Equity Partners Cayman D.B. II, L.P. and Hampshire Equity Partners Cayman II, L.P. Hampshire Equity Partners II, L.P. currently owns 5,419,212 shares of our common stock. Hampshire Equity Partners Cayman D.B. II, L.P. currently owns 893,699 shares of our common stock. Hampshire Equity Partners Cayman II, L.P. currently owns 17,874 shares of our common stock. Lexington Equity Partners II, L.P. is the general partner of Hampshire Equity Partners II, L.P. Lexington Equity Partners Cayman II, L.P. is the general partner of each of Hampshire Equity Partners Cayman D.B. II, LP and Hampshire Equity Partners Cayman II, LP. The general partner of each of Lexington Equity Partners II, L.P. and Lexington Equity Partners Cayman II, L.P. is Lexington Equity Partners II, Inc., which has ultimate voting and investment control over the shares of our common stock held by Hampshire Equity Partners. Tracey Rudd, an employee of an affiliate of Hampshire Equity Partners, is the President of Lexington Equity Partners II, Inc. and Mr. Gregory P. Flynn, formerly one of our directors, is the Vice President of Lexington Equity Partners II, Inc.

(11)

This information is based on a Schedule 13G/A filed on February 14, 2007. Morgan Stanley is a parent holding company with sole voting power with respect to 1,741,133 shares of our common stock and sole dispositive power with respect to 1,865,195 shares of our common stock. Morgan Stanley Investment Management Inc. is an investment adviser with sole voting power with respect to 1,680,665 shares of our common stock and sole dispositive power with respect to 1,766,865 shares of our common stock.

(12)

This information is based on a Schedule 13G/A filed on February 12, 2007. Capital Research and Management Company is deemed to be the beneficial owner of all of the shares and has sole voting power and sole dispositive power with respect to all of the shares. Smallcap World Fund, Inc. is deemed to be the beneficial owner of 1,081,502 of the shares.

PROPOSAL 2:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2008, and further directed that the appointment of KPMG LLP be submitted for ratification by the stockholders at the annual meeting. KPMG LLP has served as our independent registered public accounting firm since fiscal 2002. We understand that a representative from KPMG LLP will be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm is not required. However, the appointment is being submitted for ratification at the annual meeting with a view toward soliciting the stockholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If the appointment of KPMG LLP is not ratified at the annual meeting, the Audit Committee will consider the engagement of another independent registered public accounting firm. The Audit Committee may terminate the engagement of KPMG LLP as our independent registered public accounting firm without the approval of our stockholders whenever the Audit Committee deems termination necessary or appropriate.

Principal Accounting Fee Information

The following table sets forth the aggregate fees paid or payable to KPMG LLP relating to the audit of our fiscal 2005 and 2006 consolidated financial statements and the fees billed to us in 2005 and 2006 by KPMG LLP for other professional services:

	Fiscal 2005	Fiscal 2006

Audit Fees(1)	$1,078,622	$1,161,694
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

(1)     Audit fees include amounts billed to us related to the annual audit of our financial statements and interim reviews of the quarterly financial statements filed for fiscal 2005 and fiscal 2006. For fiscal 2005 this category includes services associated with the initial public offering and the secondary public offering, including the related registration statements.

Audit Committee Pre-Approval Policy

In accordance with our Audit Committee pre-approval policy, all audit services performed for us by our independent registered public accounting firm were pre-approved by our Audit Committee.

Our Audit Committee’s pre-approval policy provides that our independent registered public accounting firm shall not provide services that have the potential to impair or appear to impair the independence of the audit role. The pre-approval policy requires our independent registered public accounting firm to provide an annual engagement letter to our Audit Committee outlining the scope of the audit services proposed to be performed during the fiscal year. Upon the Audit Committee’s acceptance of and agreement with such engagement letter, the services within the scope of the proposed audit services shall be deemed pre-approved pursuant to the policy.

The pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services and requires the specific pre-approval by the Audit Committee, prior to engagement, of such services, other than audit services covered by the annual engagement letter. In addition, services to be provided by our independent registered public accounting firm that are not within the category of pre-approved services must be approved by the Audit Committee prior to engagement, regardless of the service being requested or the dollar amount involved.

Requests or applications for services that require specific separate approval by the Audit Committee are required to be submitted to the Audit Committee by both management and the independent registered public accounting firm, and must include a detailed description of the services to be provided.

Our policies prohibit us from engaging the independent registered public accounting firm to provide any services relating to bookkeeping or other services related to accounting records or financial statements, financial information systems design and implementation, appraisal or valuation services, or contribution-in-kind reports, actuarial services, any management function, legal services or expert services not related to the audit, broker-dealer, investment adviser, or investment banking services or human resource consulting. In addition, we evaluate whether our use of the independent registered public accounting firm for permitted non-audit services is compatible with maintaining the independence of the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee is prohibited from delegating to management its responsibilities to pre-approve services to be performed by our independent registered public accounting firm.

Vote Required; Recommendation

The affirmative vote of a majority of the votes cast at the annual meeting is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm. The board of directors recommends that stockholders vote “FOR” ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending February 2, 2008.

STOCKHOLDER PROPOSALS

FOR INCLUSION IN NEXT YEAR’S PROXY STATEMENT

Any proposal or proposals by a stockholder pursuant to the proxy solicitation rules of the SEC intended to be included in the proxy statement and proxy card relating to the 2008 annual meeting of stockholders must be received by us no later than January 1, 2008. In addition, if you desire to bring business (including director nominations) before our 2008 annual meeting of stockholders, you must comply with our bylaws, which require that you provide written notice of such business to our Secretary at the address of our executive offices, which notice must be received no earlier than January 31, 2008 and no later than March 1, 2008.  Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy relating to the 2008 annual meeting of stockholders any stockholder proposal which may be omitted from the proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

Notices of intention to present proposals at the 2008 annual meeting should be addressed to the Company, Attention: Secretary, 102 Fahm Street, Savannah, Georgia 31401.

ANNUAL REPORT ON FORM 10-K

Our Annual Report for the fiscal year ended February 3, 2007 accompanies this proxy statement.  A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2007 as filed with the SEC is available, without charge, upon written request directed to our Secretary at the corporate address set forth above.

OTHER BUSINESS

We know of no other matter to come before the meeting. However, if any other matter requiring a vote of the stockholders should arise, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

ANNUAL MEETING OF STOCKHOLDERS OF

CITI TRENDS, INC.

May 30, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEE LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors for a three-year term expiring at the					FOR	AGAINST	ABSTAIN
2010 Annual Meeting.			2.	Ratification of the action of the Board of	☐	☐	☐
		NOMINEE:		Directors of the Company in selecting
☐	FOR THE NOMINEE	John S. Lupo		KPMG LLP to be the independent registered public accounting firm of the Company for the fiscal year
☐	WITHHOLD AUTHORITY			ending February 2, 2008.
FOR THE NOMINEE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEE FOR DIRECTOR LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT
OF THE NOTICE OF ANNUAL MEETING AND PROXY
STATEMENT.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

☐

CITI TRENDS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby appoints R. Edward Anderson and Bruce D. Smith and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Stockholders of Citi Trends, Inc. to be held on May 30, 2007, and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

14475